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                                                                   EXHIBIT 21.01

                            BROOKS AUTOMATION, INC.

                         SUBSIDIARIES OF THE REGISTRANT

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
NAME                                                             JURISDICTION
----                                                            --------------
Brooks Automation Massachusetts Securities Corporation          Massachusetts
Brooks Automation International Ltd.                            Barbados
Brooks Automation, Ltd.                                         United Kingdom
Brooks Automation K.K.                                          Japan
FASTech Integration, Inc.                                       Delaware
FASTech International Ltd.                                      Ireland
FASTech International, Inc.                                     Delaware
FASTech Integration Asia Pte Ltd.                               Singapore
FASTech International, B.V.                                     Netherlands
Brooks Automation GmbH                                          Germany
Midas Software, Inc.                                            Nevada
Brooks Automation Software Corp.                                Canada
Brooks Automation Taiwan                                        Taiwan
Smart Machines Inc.                                             California
Smart Machines of California, Inc.                              California
Hanyon Technologies Co. Ltd.                                    Korea
Brooks Automation Korea, Ltd.                                   Korea
Brooks Automation Asia, Ltd.                                    Korea
Brooks Automation S.A.R.L.                                      France
Brooks Automation SDN. BHD.                                     Malaysia
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